Exhibit 99.1

REGENXBIO ANNOUNCES SENIOR LEADERSHIP PROMOTIONS

•	Curran Simpson has been appointed Chief Operating Officer

•	Shiva Fritsch assumes the role of Chief Communications Officer

ROCKVILLE, Md., Jan. 9, 2023, REGENXBIO Inc. (Nasdaq: RGNX) today announced the promotion of Curran Simpson from Chief Technology and Operations Officer to Chief Operating Officer. In addition, Shiva Fritsch has been elevated to Chief Communications Officer and will continue in her role as Chief People Officer.

“These appointments come on the heels of a transformational year for REGENXBIO, highlighted by the opening of the company’s gene therapy Manufacturing Innovation Center and the advancement of several clinical programs as part of our ‘5 x ‘25’ strategy to progress five AAV Therapeutics from the pipeline and licensed programs into pivotal-stage or commercial products by 2025,” said Kenneth T. Mills, President and Chief Executive Officer of REGENXBIO. “Curran and Shiva are strong, collaborative leaders with proven track-records. They have played critical roles in the evolution of REGENXBIO into a near-commercial stage company. These promotions reflect on their contributions to date and their ability to lead the organization as we enter the next phase of growth. We are incredibly fortunate to have them.”

Mr. Simpson joined REGENXBIO in 2015 with extensive leadership experience across biopharmaceutical operations, manufacturing, supply chain, research and engineering roles. As Chief Operating Officer, he will have oversight of manufacturing, process development, quality, regulatory, preclinical development and bioanalytical sciences, as well as corporate strategy. Prior to joining REGENXBIO, he served as the Regional Supply Chain Head for North America at GlaxoSmithKline plc (“GSK”). Prior to that, he was the Senior Vice President, Operations at Human Genome Sciences (HGS), as well as the Vice President, Manufacturing Operations at HGS. Prior to HGS, Mr. Simpson held various positions with Biogen, Inc., Covance Biotechnology Services Inc., Novo-Nordisk Biochem Inc., Genentech, Inc. and Genencor, Inc. Mr. Simpson received an M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University and a B.S. in Chemistry/Chemical Engineering from Clarkson College of Technology.

Ms. Fritsch joined REGENXBIO in 2017 and has over two decades of experience in research, development and human resources in the biopharmaceutical industry. As Chief Communications and People Officer, she will oversee all elements of REGENXBIO’s internal and external communications, as well as its robust human resource offerings. Prior to joining REGENXBIO in 2017, Ms. Fritsch was the Head of Talent Management at Novavax, Inc. and held senior human resources roles at the Howard Hughes Medical Institute and Human Genome Sciences, Inc. Ms. Fritsch holds an M.B.A from the Robert H. Smith School of Business at the University of Maryland, College Park, as well as a B.A in Biology and Neurobiology from Bryn Mawr College.

About REGENXBIO Inc.

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. REGENXBIO’s NAV Technology Platform, a proprietary adeno-associated virus (AAV) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO and its third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of candidates, including late-stage and commercial programs, in multiple therapeutic areas. REGENXBIO is committed to a “5 x ‘25” strategy to progress five AAV Therapeutics from our internal pipeline and licensed programs into pivotal-stage or commercial products by 2025.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO’s expectations and evaluations of its management team, future operations and clinical trials. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond the control of REGENXBIO. Refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2021, and comparable “risk factors” sections of

REGENXBIO’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Dana Cormack

Corporate Communications

dcormack@regenxbio.com

Investors:

Chris Brinzey

ICR Westwicke

339-970-2843

chris.brinzey@westwicke.com

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